                                                                    Exhibit 99.1

                                [Cox Letterhead]

FOR IMMEDIATE RELEASE, MAY 9, 2005

                   COX COMMUNICATIONS ANNOUNCES FIRST QUARTER
                           FINANCIAL RESULTS FOR 2005

       ATLANTA - Cox Communications, Inc. today reported financial results for the three months ended March 31, 2005.

       "Cox employees hit the ball out of the park in the first quarter of 2005 -- our first full quarter since our recent privatization," said Jim Robbins, President and CEO of Cox Communications, Inc. "With intense focus on executing strategy, we once again leveraged the power of our bundle and delivered growth in every product category, increasing our total customer relationships to 6.7 million."

       "Bolstered in part by the wider availability of advanced video services, such as DVR and High Definition service, our digital cable penetration is now 40%, as we added more than 90,000 digital video customers in the first quarter."

       "Cox Communications continues to lead the industry in being a true full-service broadband telecommunications company. In the first quarter, we added more than 111,000 new Cox Digital Telephone customers and more than 177,000 Cox High Speed Internet customers. Combined, this is more than a quarter of a million new non-video service subscriptions achieved in just one quarter."

FIRST QUARTER HIGHLIGHTS

For the first quarter of 2005, Cox:

       - Ended the quarter with over 6.3 million basic video customers, up 0.2% from March 31, 2004.
       - Ended the quarter with over 6.7 million total customer relationships, up 1.3% from March 31, 2004.
       - Ended the quarter with approximately 13.0 million total RGUs, up 11% from March 31, 2004, driven by 23% year-over-year growth in advanced-service RGUs.
       - Added 94,499 Cox Digital Cable customers, ending the quarter with over
         2.5 million digital cable customers, representing year-over-year customer growth of 13%. Cox Digital Cable is now available to 99% of the homes in Cox's service areas with 40% penetration of our basic video customer base.
       - Added 177,413 high-speed Internet customers, ending the quarter with over 2.7 million high-speed Internet customers, representing year-over-year customer growth of 28%.
       - Added 111,522 Cox Digital Telephone customers, the most Cox Digital Telephone customers ever added in a quarter. Cox ended the quarter with over 1.4 million telephone customers, representing year-over-year customer growth of 33%.
       - Generated $423.0 million in net cash provided by operating activities and $91.0 million in free cash flow (net cash provided by operating activities less capital expenditures).
       - Generated year-over-year revenue growth of 11%.
       - Generated year-over-year operating income growth of 25% and operating cash flow (operating income before depreciation and amortization) growth of 15%.


OPERATING RESULTS

       Total revenues for the first quarter of 2005 were $1.7 billion, an increase of 11% over the first quarter of 2004. This was primarily due to growth in advanced-service subscriptions (which include digital cable, high-speed Internet access and telephony) and higher basic cable rates. An increase in Cox Business Services customers, with customer locations now surpassing 140,000, as well as an increase in advertising sales, also contributed to overall revenue growth.

       Cost of services, which includes programming costs, other direct costs and field service costs, was $681.9 million for the first quarter of 2005, an increase of 7% over the same period in 2004. Programming costs increased 9% to $347.8 million, reflecting rate increases and customer growth. Other direct costs and field service costs in the aggregate increased 5% to $334.1 million, reflecting 11% growth in total RGUs over the last twelve months, partially offset by cost savings achieved through successful field service initiatives.

       Selling, general and administrative expenses were $368.6 million for the first quarter of 2005, an increase of 9% over the comparable period in 2004. This was due to a 9% increase in general and administrative expenses and a 10% increase in marketing expense. The increase in general and administrative expenses was due to increased salaries and benefits. Marketing expense increased due to additional marketing related to new video products, as well as a 9% increase in costs associated with Cox Media, Cox's advertising sales business.

       Operating income increased 25% to $219.4 million for the first quarter of 2005, and operating cash flow increased 15% to $653.6 million, compared to the same period in the 2004. Operating income margin (operating income as a percentage of revenues) for the first quarter of 2005 was 13%, compared to 11% for the first quarter of 2004. Operating cash flow margin (operating cash flow as a percentage of revenues) was 38% for the first quarter of 2005, compared to 37% for the first quarter of 2004.

       Depreciation and amortization increased to $434.2 million from $392.1 million in the first quarter of 2004. This was due to an increase in depreciation from Cox's continuing investment in its broadband network in order to deliver additional services.

       Net gain on investments for the first quarter of 2005 was nominal. Net gain on investments of $26.8 million for the first quarter of 2004 was due to a $19.5 million pre-tax gain on the sale of 0.1 million shares of Sprint PCS preferred stock and a $7.3 million pre-tax gain on the sale of certain other non-strategic investments.

       Net income for the first quarter of 2005 was $27.0 million compared to $57.7 million for the first quarter of 2004.

LIQUIDITY AND CAPITAL RESOURCES

       Cox has included Consolidated Statements of Cash Flows for the three months ended March 31, 2005 and 2004 as a means of providing more detail regarding the liquidity and capital resources discussion below. In addition, Cox has included a calculation of free cash flow in the SUMMARY OF OPERATING STATISTICS to provide additional detail regarding a measure of liquidity that Cox believes will be useful to investors in evaluating Cox's financial performance. For further details, please refer to the SUMMARY OF OPERATING STATISTICS and discussion under the heading USE OF OPERATING CASH FLOW AND FREE CASH FLOW.

       Significant sources of cash for the three months ended March 31, 2005 consisted primarily of the following:

       - the generation of net cash provided by operating activities of approximately $423.0 million; and
       - revolving credit borrowings of approximately $400.0 million.

       Significant uses of cash for the three months ended March 31, 2005 consisted of the following:

       - net commercial paper repayments of approximately $96.9 million;
       - payments to acquire Cox's former public stock that was converted into the right to receive cash as part of the going-private transaction in December 2004 of approximately $467.4 million, with such payments being made as holders of the former public stock surrender their certificates and otherwise claim their going-private merger consideration; and
       - capital expenditures of $332.0 million.

USE OF OPERATING CASH FLOW AND FREE CASH FLOW

       Operating cash flow and free cash flow are not measures of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). Operating cash flow is defined as operating income before depreciation and amortization. Free cash flow is defined as cash flows provided by operating activities less capital expenditures.

       Cox's management believes that presentation of these measures provides useful information to investors regarding Cox's financial position and results of operations. Cox believes that operating cash flow and free cash flow are useful to investors in evaluating its performance because they are commonly used financial analysis tools for measuring and comparing media companies in several areas of liquidity, operating performance and leverage. Both operating cash flow and free cash flow are used to gauge Cox's ability to service long-term debt and other fixed obligations and to fund continued growth with internally generated funds. In addition, management uses operating cash flow to monitor compliance with certain financial covenants in Cox's credit agreements, and it is used as a factor in determining executive compensation.

       Operating cash flow and free cash flow should not be considered as alternatives to net income as indicators of Cox's aggregate performance or as alternatives to net cash provided by operating activities as measures of liquidity and may not be comparable to similarly titled measures used by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures on a historical basis are presented under the headings RECONCILIATION OF OPERATING CASH FLOW TO OPERATING INCOME and RECONCILIATION OF FREE CASH FLOW TO CASH PROVIDED BY OPERATING ACTIVITIES in the attached financial tables.

--------------------------------------------------------------------------------

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

       Statements in this release, including statements relating to growth opportunities, revenue and cash flow projections and introduction of new products and services, are "forward-looking statements", as defined by the Private Securities Litigation Reform Act of 1995. These statements relate to Cox's future plans, earnings, objectives, expectations, performance and similar projections, as well as any facts or assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include competition within the broadband communications industry, our ability to achieve anticipated subscriber and revenue growth, our success in implementing new services and other operating initiatives, our ability to generate sufficient cash flow to meet our debt service obligations and finance operations, and other risk factors described from time to time in Cox's filings with the Securities and Exchange Commission, including Cox's Annual Report on Form 10-K, as amended, for the year ended December 31, 2004. Cox assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.

ABOUT COX COMMUNICATIONS

       Cox Communications Inc. is a multi-service broadband communications company with approximately 6.7 million total customers, including approximately
6.3 million basic cable subscribers. The nation's third-largest cable television provider, Cox offers analog cable television under the Cox Cable brand as well as digital video service under the Cox Digital Cable brand. Cox provides an array of other communications and entertainment services including local and long-distance telephone under the Cox Digital Telephone brand, high-speed Internet service under the Cox High Speed Internet brand, video on demand programming under the Entertainment on Demand brand, digital video recorders, high-definition television and home networking. Commercial voice and data services are offered via Cox Business Services. Local cable advertising, promotional opportunities and production services are sold under the Cox Media brand. Cox is an investor in programming services including Discovery Communications, Inc. Cox Communications is a wholly-owned subsidiary of Cox Enterprises, Inc.

CONTACT INFORMATION

Susan Coker, Vice President and Treasurer       David Grabert, Director of Media Relations
(404) 843-5462, susan.coker@cox.com             (404) 269-7054, mobile (678)592-2258
                                                david.grabert@cox.com

Bobby Amirshahi, Director of Media Relations
(404) 843-7872, mobile (404) 353-7138
bobby.amirshahi@cox.com


================================================================================

                      (See attached financial information)

                            COX COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                             (THOUSANDS OF DOLLARS)

                                                                                                THREE MONTHS ENDED
                                                                                                     MARCH 31
                                                                                 -------------------------------------------------

                                                                                       2005              2004          CHANGE
                                                                                 -------------------------------------------------
REVENUES........................................................................      1,704,060         1,540,357           11%
COSTS AND EXPENSES
   Cost of services (excluding depreciation and amortization)...................        681,899           635,816            7%
   Selling, general and administrative expenses (excluding depreciation
           and amortization)....................................................        368,569           337,308            9%
                                                                                  ----------------- -------------------------------
      TOTAL COSTS AND EXPENSES..................................................      1,050,468           973,124            8%
                                                                                  ----------------- -------------------------------

OPERATING CASH FLOW.............................................................        653,592           567,233           15%
Depreciation and amortization...................................................        434,196           392,066           11%
                                                                                  ----------------- -------------------------------
OPERATING INCOME................................................................        219,396           175,167           25%
Interest expense................................................................       (163,488)          (96,612)          69%
Loss on derivative instruments, net.............................................            (30)              (39)         (23%)
Gain on investments, net........................................................              2            26,809         (100%)
Other, net......................................................................            218            (1,509)        (114%)
                                                                                  ----------------- -------------------------------
INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY IN NET
     (LOSSES) INCOME OF AFFILIATED COMPANIES....................................         56,098           103,816          (46%)
Income tax expense..............................................................         28,314            45,706          (38%)
                                                                                  ----------------- -------------------------------
INCOME BEFORE MINORITY INTEREST AND EQUITY IN NET (LOSSES) INCOME
      OF AFFILIATED COMPANIES...................................................         27,784            58,110          (52%)

Minority interest, net of tax...................................................              -              (985)            -
Equity in net (losses) income of affiliated companies, net of tax of
     $507 and $(393), respectively..............................................           (772)              578             -

                                                                                  -------------------------------------------------
NET INCOME...................................................................... $       27,012     $      57,703          (53%)
                                                                                  ================= =================

                            COX COMMUNICATIONS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                   (UNAUDITED)

                             (THOUSANDS OF DOLLARS)


                                                                                           MARCH 31         DECEMBER 31
                                                                                             2005              2004
                                                                                       ----------------- ------------------
ASSETS
Current assets
Cash............................................................................        $ 112,775          $ 76,339
Accounts and notes receivable, less allowance for doubtful
  accounts of $23,975 and $26,482...............................................          387,071           394,540
Other current assets............................................................          157,159           136,386
                                                                                      ----------------- ------------------
     Total current assets.......................................................          657,005           607,265
                                                                                      ----------------- ------------------

Net plant and equipment.........................................................        7,862,193         7,942,699
Investments.....................................................................        1,172,190         1,171,647
Intangible assets...............................................................       19,306,274        19,329,452

Goodwill........................................................................          106,889           106,889
Other noncurrent assets.........................................................           71,664            95,789
                                                                                     ----------------- ------------------

     Total
assets...............................................................                $ 29,176,215      $ 29,253,741
                                                                                     ================= ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued
expenses...........................................                                  $   876,952       $    797,553
Other current liabilities.......................................................         331,457            339,742
Cash obligation to untendered shareholders......................................          15,905            483,603
Current portion of long-term debt...............................................          58,613             59,962
Amounts due to Cox Enterprises, Inc. (CEI)......................................          60,302              5,573
                                                                                     ----------------- ------------------
     Total current liabilities..................................................       1,343,229          1,686,433
                                                                                     ----------------- ------------------

Deferred income taxes...........................................................       8,318,571          8,326,574
Other noncurrent liabilities....................................................         132,564            148,733
Long-term debt, less current portion............................................      13,228,034         12,965,773
                                                                                     ----------------- ------------------
     Total liabilities..........................................................      23,022,398         23,127,513
                                                                                     ----------------- ------------------

Shareholders' equity
  Class A common stock, $0.01 par value; 671,000,000 shares
     authorized; shares issued and outstanding: 556,170,238.....................           5,562              5,562
  Class C common stock, $0.01 par value; 62,000,000 shares
     authorized; shares issued and outstanding: 27,597,792......................             276                276
  Additional paid-in capital....................................................       4,802,645          4,802,117
  Retained earnings.............................................................       1,345,230          1,318,218
  Accumulated other comprehensive income........................................             104                 55
                                                                                    ----------------- ------------------
     Total shareholders'equity..................................................       6,153,817          6,126,228
                                                                                    ----------------- ------------------
     Total liabilities and shareholders'
equity.................................                                             $ 29,176,215      $  29,253,741
                                                                                    ================= ==================

                            COX COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                             (THOUSANDS OF DOLLARS)

                                                                                             THREE MONTHS
                                                                                            ENDED MARCH 31
                                                                                  -----------------------------------
                                                                                        2005              2004
                                                                                  ----------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income......................................................................    $  27,012        $      57,703
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.................................................      434,196              392,066
  Deferred income taxes.........................................................       (7,624)              21,651
  Loss on derivative instruments, net...........................................           30                   39
  Gain on investments, net......................................................           (2)             (26,809)
  Minority interest, net of tax.................................................            -                  985
  Equity in net losses (income) of affiliated companies, net of tax.............          772                 (972)
  Other, net....................................................................          448                4,473
Decrease in accounts and notes receivable.......................................        7,469               22,943
Increase in other assets........................................................      (22,874)             (12,510)
Decrease (increase) in accounts payable and accrued expenses....................       17,465              (65,662)
(Decrease) increase in taxes payable............................................       (4,074)               4,500
Decrease in other liabilities...................................................      (29,825)             (19,585)
                                                                                  ----------------- -----------------
       Net cash provided by operating activities................................      422,993              378,822
                                                                                  ----------------- -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures............................................................     (332,022)            (294,554)
Investments in affiliated companies.............................................       (1,929)                   -
Proceeds from the sale and exchange of investments..............................            -               67,247
Other, net......................................................................       11,118                3,578
                                                                                  ----------------- -----------------
       Net cash used in investing activities....................................     (322,833)            (223,729)
                                                                                  ----------------- -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Revolving credit facilities borrowings, net.....................................      400,000                    -
Commercial paper repayments, net................................................      (96,886)            (155,016)
Repayment of debt...............................................................      (41,213)             (37,739)
Payments to acquire Cox's former public stock...................................     (467,698)                   -
Proceeds from exercise of stock options.........................................            -                1,765
Increase in amounts due to CEI..................................................       54,729               16,630
Other, net......................................................................       87,344               16,461
                                                                                  ----------------- -----------------
       Net cash used in financing activities....................................      (63,724)            (157,899)
                                                                                  ----------------- -----------------

Net increase (decrease) in cash.................................................       36,436               (2,806)
Cash at beginning of period.....................................................       76,339               83,841
                                                                                  ----------------- -----------------
Cash at end of
period...........................................................                 $   112,775           $    81,035
                                                                                 ================= =================

                            COX COMMUNICATIONS, INC.
            RECONCILIATION OF OPERATING CASH FLOW TO OPERATING INCOME
                                   (UNAUDITED)
                             (THOUSANDS OF DOLLARS)


                                                                                             THREE MONTHS ENDED
                                                                                                  MARCH 31
                                                                                ----------------------------------------------

                                                                                        2005                   2004
                                                                                --------------------- ------------------------
Operating cash flow............................................................. $    653,592          $     567,233
Depreciation and amortization...................................................     (434,196)              (392,066)
                                                                                --------------------- ------------------------
Operating income................................................................ $    219,396          $     175,167
                                                                                ===================== ========================




                            COX COMMUNICATIONS, INC.
    RECONCILIATION OF FREE CASH FLOW TO CASH PROVIDED BY OPERATING ACTIVITES
                                   (UNAUDITED)
                             (THOUSANDS OF DOLLARS)

                                                                                              THREE MONTHS ENDED
                                                                                                   MARCH 31
                                                                                 ----------------------------------------------

                                                                                         2005                   2004
                                                                                 --------------------- ------------------------
Free cash flow..................................................................  $     90,971          $     84,268
Capital expenditures............................................................       332,022               294,554
                                                                                 --------------------- ------------------------
Net cash provided by operating activities.......................................  $    422,993          $    378,822
                                                                                 ===================== ========================

                            COX COMMUNICATIONS, INC.
                         SUMMARY OF OPERATING STATISTICS

------------------------------------------------------------------------------------------------------------------------------------
CUSTOMER DATA
-------------
                                                                                     MARCH 31        DECEMBER 31        MARCH 31
                                                                                       2005              2004            2004 (a)
                                                                                  ---------------- --------------- -----------------
Customer Relationships
   Basic Video Customers (b)....................................................    6,329,593         6,287,395        6,316,335
   Non-Video Customers (c)......................................................      379,749           348,825          308,427
                                                                                  ---------------- --------------- -----------------
Total Customer Relationships (d)................................................    6,709,342         6,636,220        6,624,762

Revenue Generating Units
   Basic Video Customers (b)....................................................    6,329,593         6,287,395        6,316,335
   Advanced Services............................................................    6,670,261         6,286,827        5,434,149
                                                                                  ---------------- --------------- -----------------
Total Revenue Generating Units..................................................   12,999,854        12,574,222       11,750,484

Video Homes Passed..............................................................   10,611,858        10,567,166       10,376,293
Basic Video Penetration.........................................................         59.6%             59.5%            60.9%

------------------------------------------------------------------------------------------------------------------------------------
COX DIGITAL CABLE
-----------------
                                                                                     MARCH 31        DECEMBER 31        MARCH 31
                                                                                       2005              2004           2004 (a)
                                                                                  ---------------- --------------- -----------------
Digital Cable Ready Homes Passed................................................   10,541,555        10,494,634        10,239,378
Customers.......................................................................    2,504,715         2,410,216         2,218,172
Penetration of Customers to Basic Video Customers...............................         39.6%             38.3%             35.1%
Quarterly Net Additions.........................................................       94,499            58,825            76,953
------------------------------------------------------------------------------------------------------------------------------------
HIGH-SPEED INTERNET ACCESS
--------------------------
                                                                                     MARCH 31        DECEMBER 31        MARCH 31
                                                                                       2005              2004           2004 (a)
                                                                                  ---------------- --------------- -----------------


High-Speed Internet Access Ready Homes Passed...................................   10,521,594       10,466,947         10,242,078
Customers.......................................................................    2,748,659        2,571,246          2,148,592
Penetration of Customers to High-Speed Internet Access
  Ready Homes Passed............................................................         26.1%            24.6%              21.0%
Quarterly Net Additions.........................................................      177,413          140,691            161,355
------------------------------------------------------------------------------------------------------------------ -----------------
COX DIGITAL TELEPHONE
---------------------
                                                                                     MARCH 31        DECEMBER 31        MARCH 31
                                                                                       2005            2004               2004
                                                                                  ---------------- --------------- -----------------
Telephony Ready Homes Passed....................................................    6,626,700        6,537,968          5,266,735
Customers.......................................................................    1,416,887        1,305,365          1,067,385
Penetration of Customers to Telephony Ready Homes Passed........................         21.4%            20.0%              20.3%
Quarterly Net Additions.........................................................      111,522           89,119             78,959
------------------------------------------------------------------------------------------------------------------------------------
BUNDLED CUSTOMERS
-----------------
                                                                                     MARCH 31        DECEMBER 31        MARCH 31
                                                                                       2005            2004               2004 (a)
                                                                                ---------------- ----------------- -----------------
Customers subscribing to two or more services...................................    2,968,770       2,777,588          2,405,734
Penetration of Bundled Customers to Basic Video Customers.......................         46.9%           44.2%              38.1%
------------------------------------------------------------------------------------------------------------------------------------

                            COX COMMUNICATIONS, INC.
                   SUMMARY OF OPERATING STATISTICS - CONTINUED

------------------------------------------------------------------------------------------------------------------------------------

COMPARATIVE OPERATING STATISTICS
---------------------------------
                                                                                            THREE MONTHS ENDED
                                                                                     ----------------------------------

                                                                                        MARCH 31          MARCH 31
                                                                                          2005              2004
                                                                                     ---------------- -----------------
Operating Cash Flow Margin......................................................           38.4%             36.8%
Capital Expenditures (thousands of dollars).....................................     $  332,022        $  294,554
Operating Cash Flow per Basic Video Customer (e)................................         103.26             89.80
Capital Expenditures per Basic Video Customer (f)...............................          52.46             46.63

------------------------------------------------------------------------------------------------------------------------------------

FREE CASH FLOW CALCULATION (g)
------------------------------
                                                                                            THREE MONTHS ENDED
                                                                                     ----------------------------------

                                                                                        MARCH 31          MARCH 31
                                                                                          2005              2004
                                                                                     ---------------- -----------------
                                                                                          (THOUSANDS OF DOLLARS)
Operating cash flow (g).........................................................         $  653,592        $  567,233
  Less capital expenditures.....................................................           (332,022)         (294,554)
  Plus cash decrease in working capital (h).....................................            (86,516)          (99,212)
                                                                                     ---------------- -----------------
Operating free cash flow........................................................            235,054           173,467
  Less cash paid for interest...................................................           (104,480)          (69,030)
  Less cash paid for taxes......................................................            (39,603)          (20,169)
                                                                                     ---------------- -----------------
Free cash flow..................................................................         $   90,971        $   84,268
                                                                                     ================ =================

------------------------------------------------------------------------------------------------------------------------------------

(a) Core Video, Cox Digital Cable and High-Speed Internet Access operating statistics as of March 31, 2004 have been adjusted for the sale of certain cable systems in the second quarter of 2004.

(b) The number of customers who receive primary analog or digital video service. Additional outlets are not counted.

(c) The number of customers who receive high-speed Internet access or telephony service, but do not subscribe to video service.

(d) The number of customers who receive at least one level of service, encompassing video, data and telephony services, without regard to which service(s) customers purchase.

(e) Operating cash flow per basic video customer is calculated by dividing operating cash flow for the respective period by basic video customers as of the end of the period.

(f) Capital expenditures per basic video customer is calculated by dividing capital expenditures for the respective period by basic video customers as of the end of the period.

(g) Free cash flow and operating cash flow are not measures of performance calculated in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, see the information presented under "Reconciliation of Operating Cash Flow to Operating Income" and "Reconciliation of Free Cash Flow to Cash Provided by Operating Activities" in these financial tables.

(h) Cash change in working capital is calculated based on the cash flow changes in current assets and liabilities, excluding changes related to interest and taxes.